CNO Financial Group | 2017 Investor Day | June 5, 2017 1 2Q17 Financial and operating results for the period ended June 30, 2017 July 27, 2017 Unless otherwise specified, comparisons in this presentation are between 2Q16 and 2Q17. Exhibit 99.1

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 26, 2017, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before the loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 4

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 5 2Q17 in Review  Franchise diversity driving consistent and profitable growth − Continue disciplined business approach  Strong & stable results − Total collected premiums up 7% − First-year collected premiums up 16% − Annuity account values increased 4% − Operating EPS increased 29%  Returned $84 million to shareholders, while maintaining strong balance sheet

2Q17 Sales and Distribution Results

Bankers Life

- Total collected premiums up 8%
  - First-year collected premiums up 18%
  - Annuity collected premiums up 28%
- Health new annualized premium down 10%
- Life new annualized premium down 17%
- Average Producing Agents[1] down 6%
- BD/RIA customer assets and advisor counts up sequentially

Sales Force (Producing Agents[1] Only)



2Q16
3Q16
4Q16
1Q17
2Q17
4,603
4,539
4,479
4,404
4,324
2,721
2,664
2,604
2,527
2,444
1,882
1,875
1,875
1,877
1,880
Average 3+ Year Agents[1]
Average 1st & 2nd Year Agents[1]

Collected Premiums ($ millions)



2Q16
3Q16
4Q16
1Q17
2Q17
$628.2
$665.9
$711.6
$687.8
$680.6
$357.8
$361.1
$369.5
$376.7
$360.7
$270.4
$304.8
$342.1
$311.1
$319.9
First-Year Premium
Renewal Premium

Growth Highlights ($ millions, policies thousands)

	2Q16	2Q17	% Change
New Annualized Premium [2]			
Life	$21.8	$18.2	-16.5%
Health	24.4	22.0	-9.8%
Total New Annualized Premium[2]	$46.2	$40.2	-13.0%
Annuity			
Total Collected Premiums	$206.4	$264.3	28.1%
Account Values	$7,589.4	$7,954.7	4.8%
Policies Inforce			
Life	715.4	708.6	-1.0%
Annuity	179.5	176.3	-1.8%
Health	639.0	630.5	-1.3%
Total Policies Inforce	1,533.9	1,515.4	-1.2%
Third Party Products [3]			
Trailing 4 Quarter Fee Income, net	$18.2	$19.2	5.5%
Policies Inforce	148.7	156.3	5.1%

1 Producing agent counts are determined at the end of each month and only include agents who submitted at least one policy in the month. The average producing agent counts represent the average of the last 12 months producing agent counts.

2 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.

3 Includes Medicare Advantage, Medicare supplement, PDP, Dental/Vision and ACA products (prior periods have been restated to include ACA product sales).

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 6

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 7  Total collected premiums up 1% – First-year collected premiums flat – Collected premiums for supplemental health up 4%  Total life and health new annualized premium up 6% – Worksite up 15% – Individual flat  Average Producing Agents1 flat 2Q17 Sales and Distribution Results Washington National 2 Measured as 100% of new term life and health annualized premiums Collected Premiums ($ millions) 2Q16 3Q16 4Q16 1Q17 2Q17 $165.2 $163.4 $165.2 $173.1 $167.5 Growth Highlights ($ millions, policies thousands) 2 1 2 17 % Change New Annualized Premium 2 Supplemental Health $22.4 $23.9 6.7% Life 1.8 1.7 -5.6% Total $24.2 $25.6 5.8% Policies Inforce Supplemental Health 775.4 785.1 1.3% Life 109.1 108.4 -0.6% Medicare Supplement/Other 23.7 20.8 -12.2% Annuity 52.8 50.2 -4.9% Total 961.0 964.5 0.4% Sales Force (PMA Producing Agents1 Only) 2Q16 3Q16 4Q16 1Q17 2Q17 307 309 308 308 308 372 372 368 372 376 679 681 677 680 684 Average 3+ Year Agents¹ Average 1st & 2nd Year Agents¹ 1 Producing agent counts are determined at the end of each month and only include agents who submitted at least one policy in the month. The average producing agent counts represent the average of the last 12 months producing agent counts.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 8  Total collected premiums up 4%  First-year collected premiums down 8% and new annualized premium down 16% – Remain disciplined and opportunistic with television advertising spend  Continue to diversify lead generation away from television advertising to web & direct mail  Increasing 2017 total adjusted EBIT guidance to $15 - $20 million range 2Q17 Sales and Distribution Results Colonial Penn 1 Measured as 100% of new life annualized premiums. Collected Premiums ($ millions) 2Q16 3Q16 4Q16 1Q17 2Q17 Growth Highlights ($ millions, policies thousands) 2Q16 2Q17 % Change New Annualized Premium 1 Life $19.2 $16.1 -16.1% Policies Inforce Life 848.1 846.1 -0.2% Other 3.7 3.3 -10.8% Total 851.8 849.4 -0.3%

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 9 $0.35 $0.45 $0.34 $0.42 Net Operating Income Per Share¹ Net Operating Income Per Share Excluding Significant Items¹ 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2Q16 2Q17 2Q17 Financial Results Financial Highlights 2Q17 Earnings Highlights ($ millions, except per share data) Net Operating Income1 $63.7 $78.6 Net Operating Income Excl. Significant Items1 $60.8 $72.5 Weighted Average Shares Outstanding 180.3 172.4  Net income per diluted share of $0.48  Net operating income per diluted share1 of $0.45 reflects: – Favorability across most insurance product margins – Elevated call/prepayment income – Partially offset by higher Corporate segment expenses  Excluding significant items, Net Operating EPS1 of $0.42, up 24%  Operating ROE1 of 9.1%

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 10 Segment Results ($ millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Adjusted EBIT Excluding Significant Items1 Segment Highlights 2Q16 3Q16 4Q16 1Q17 2Q17 $88.8 $82.9 $90.7 $91.4 $103.2 $21.5 $25.2 $29.9 $24.8 $23.6 $3.0 $0.9 $7.1 ($0.3) $8.0 Bankers Life Washington National Colonial Penn ($1.3) $0.4 $1.7 ($7.0) ($4.4) ($17.5) ($8.9) ($13.2) LTC in run-off Corporate Total CNO $106.3 $104.6 $108.9 $107.4 $123.3  Bankers Life results reflect growth in annuity account values, higher LTC margins, and higher call/prepayment income  Washington National results reflect higher supplemental health margins and higher call/prepayment income  Colonial Penn results reflect favorable mortality and lower direct marketing costs  LTC in run-off reflects favorable incurred claims  Corporate results reflect higher expenses partially offset by higher investment income

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 11 $141 $141 $144 $146 $146 61.6% 59.8% 57.0% 60.6% 60.4% 2Q16 3Q16 4Q16 1Q17 2Q17 Earned Premium Reported Benefit Ratio ($ millions) 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Adjusted benefit ratio; long-term care IABR1 excluding impact of policyholder actions following rate increases and other one-time impacts Health Margins Washington National Supplemental Health IABR1 Bankers Life Long-term Care IABR1 Bankers Life Medicare Supplement Benefit Ratio $194 $194 $193 $196 $194 73.0% 72.5% 71.2% 70.0% 70.4% 2Q16 3Q16 4Q16 1Q17 2Q17 Earned Premium Reported Benefit Ratio $118 $117 $118 $116 $114 77.9% 77.7% 76.0% 72.5% 66.2% 82.1% 82.6% 78.4% 74.2% 74.4% 2Q16 3Q16 4Q16 1Q17 2Q17 Earned Premium Reported IABR Adjusted Benefit Ratio²  Benefit ratio of 70.4% reflecting favorable incurred claims  Lowering benefit ratio guidance to 70-73% for remainder of 2017  IABR1 of 60.4% is in-line with expectations  Maintaining IABR1 guidance of 58-61% for remainder of 2017  Adjusted IABR2 of 74.4%, excluding shock lapse and other one-time impacts  No future loss reserve accrual in 2017  Lowering IABR1 guidance to 75-80% for remainder of 2017

Investment Results ($ millions)

Average Invested Assets and Cash


$22,640
$22,875
$23,736
$23,864
$23,982
Net Investment Income
$295.8
$301.7
$315.6
$312.0
$322.4
2Q16
3Q16
4Q16
1Q17
2Q17

	2Q16	3Q16	4Q16	1Q17	2Q17
New Money Rate	5.50%	5.29%	5.02%	5.23%	4.64%
Earned Yield[1]:	5.52%	5.59%	5.58%	5.42%	5.54%
Pre-Pay/Call/Make-whole Income	$1.8	$5.4	$5.3	$0.6	$9.8
Alternative Investment Income	$4.6	$4.7	$6.7	$8.5	$6.1

- New money rate lower due to emphasis on minimizing cash float during period of high investable balances
- Significant sequential quarter and year-over-year increase in call and pre-payment income
- Alternatives results benefiting from increased credit and real asset allocation along with higher equity markets

Realized Gains, Losses and Impairments


Gross Realized Gains
Gross Realized Losses
Impairments
$34.9
$22.3
$13.6
$8.7
$26.0
$14.4
$1.2
$13.2
$12.8
$27.8
$7.5
$20.3
$19.8
$11.9
$8.4
$3.5
$31.2
$16.0
$5.1
$10.9
2Q16
3Q16
4Q16
1Q17
2Q17

- Portfolio turnover and realized gains/losses remain low in light of market reinvestment yields
- Continued favorable credit performance (low impairments)
- Continue to reposition recaptured assets; remaining balance of $74.8 million as of 6/30/17

1 Earned Yield excludes assets held in our FHLB matchbook program.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017

12

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 13 2Q17 Capital & Liquidity Highlights Strength & stability in key capital measures 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.  Estimated consolidated risk-based capital of 458%  Leverage1 of 19.0%  Book value per diluted share1 increased to $22.74 from $20.67 at June 30, 2016  Holding company cash and investments of $278 million  Repurchased $68.9 million of common stock in the quarter, and $111.9 million year-to-date, at an average cost of $20.61 per share ‒ Maintaining 2017 repurchase guidance of $200 to $275 million, absent compelling alternatives

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 14 Wrap Up  CEO succession on-track  Strategic priorities unchanged − Serving the middle-income market − Continued franchise growth and diversification − Maintain business discipline − Reducing our relative long-term care exposure  Differentiated business model drives strong cash flow and long-term shareholder value

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 15 Questions and Answers

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 16 Appendix

Growth Scorecard ($ millions)

		2016			2017		% Change
		2Q	3Q	4Q	1Q	2Q	vs Prior Year
First Year Collected Premiums	Bankers Life	$270.4	$304.8	$342.1	$311.1	$319.9	18.3%
	Washington National	19.8	19.0	19.3	20.5	19.7	-0.5%
	Colonial Penn	13.8	13.8	13.2	13.7	12.7	-8.0%
	Total CNO	$304.0	$337.6	$374.6	$345.3	$352.3	15.9%
Collected Premiums	Bankers Life	$628.2	$665.9	$711.6	$687.8	$680.6	8.3%
	Washington National	165.2	163.4	165.2	173.1	167.5	1.4%
	Colonial Penn	69.6	70.7	69.8	74.5	72.5	4.2%
	LTC in run-off	-	-	4.7	4.6	4.4	100.0%
	Total CNO	$863.0	$900.0	$951.3	$940.0	$925.0	7.2%
Policies Inforce[1] *(thousands)*	Bankers Life	1,682.6	1,680.4	1,686.9	1,673.5	1671.7	-0.6%
	Washington National	961.0	959.9	961.7	964.6	964.5	0.4%
	Colonial Penn	851.8	852.3	846.4	853.3	849.4	-0.3%
	LTC in run-off	-	10.5	10.2	10.1	9.8	100.0%
	Total CNO	3,495.4	3,503.1	3,505.2	3,501.5	3,495.4	0.0%
New Annualized Premium[2]	Life Insurance	$42.8	$39.9	$33.5	$41.5	$36.0	-15.9%
	Health Insurance	46.8	45.7	56.2	46.4	45.9	-1.9%
	Total Life & Health Insurance	$89.6	$85.6	$89.7	$87.9	$81.9	-8.6%
Annuity Account Values	Bankers Life	$7,589.4	$7,675.9	$7,788.5	$7,869.7	$7,954.7	4.8%
	Washington National	440.4	427.1	413.7	404.5	393.4	-10.7%
	Total	$8,029.8	$8,103.0	$8,202.2	$8,274.2	$8,348.1	4.0%
Annuity Collected Premiums	Bankers Life	$206.4	$245.1	$284.9	$257.5	$264.3	28.1%
Fee Revenue	Bankers Life	$7.3	$9.6	$10.7	$10.1	$10.1	38.4%

1 Includes third party products sold. See page 22 for a reconciliation to total policies inforce.
2 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017
17

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 18 Average Producing Agents1 1st Yr 2nd Yr 3rd Yr + Total 1st Yr 2nd Yr 3rd Yr + Total 6/30/2017 1,941 503 1,880 4,324 285 91 308 684 3/31/2017 1,994 533 1,877 4,404 280 92 308 680 12/31/2016 2,037 567 1,875 4,479 279 89 308 677 9/30/2016 2,081 584 1,875 4,540 283 89 309 681 6/30/2016 2,123 598 1,882 4,603 284 88 307 679 3/31/2016 2,194 604 1,888 4,686 287 90 300 677 12/31/2015 2,266 613 1,883 4,761 282 92 293 666 9/30/2015 2,311 635 1,884 4,830 269 89 287 644 6/30/2015 2,335 653 1,865 4,853 261 89 284 634 Bankers Life Washington National 1 Producing agent counts are determined at the end of each month and only include agents who submitted at least one policy in the month. The average producing agent counts represent the average of the last 12 months producing agent counts

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 19 Active Risk Management of Bankers Life Long-Term Care Holistic approach to managing long-term care business Proactive in-force management  Since 2006, completed five rounds of actuarially justified rate increases  Piloting and implementing initiatives to bend the claim cost curve  Comprehensive claim and persistency studies conducted and refreshed regularly  Coinsurance of new business since 2008  Solid claim reserve track record; reserves have been redundant over the past 10+ years  Have opportunistically acted to reduce long- term care risk exposure over time ‒ Product re-pricings ‒ Shorter benefit period offerings Risk considerations  Sold primarily to middle-income individuals at/near retirement  Lower average benefit levels; ‒ Only 1/3 of insureds include inflation benefit (<50% of these 5% compound) ‒ Lifetime benefits comprise 10% of reserves (4% of insureds) ‒ Benefit periods of 4 years of less are 73% of reserves (87% of insureds)  Continue to offer solutions to address critical need for our customers ‒ Over 95% of current sales have benefit periods of two years or less  Assets and liabilities matched, mitigating interest rate risk

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 20 2Q17 Holding Company Liquidity ($ millions) 2Q17 YTD Cash and Investments Balance - Beginning $313.6 $263.6 Sources Dividends from Insurance Subsidiaries 48.6 177.0 Dividends from Non-insurance Subsidiaries 5.8 5.8 Service and Investment Fees, Net 35.6 52.6 Surplus Debenture Interest 12.1 24.1 Interest/Earnings on Corporate Investments 3.8 9.1 Other 3.5 5.1 Total Sources 109.4 273.7 Uses Share Repurchases 70.4 (1) 108.9 (2) Interest 21.2 21.9 Common Stock Dividends 15.3 29.3 Intercompany Payments 3 - 41.4 Tax Payments 29.8 29.8 General Expenses & Other 11.4 34.1 Total Uses 148.1 265.4 Non-Cash Changes in Investment Balances 3.3 6.3 Cash and Investments Balance - June 30, 2017 $278.2 $278.2 1 $4.5 million of 1Q17 repurchases settled in 2Q17 and $3.0 million of 2Q17 reported repurchases settled in 3Q17. 2 $3.0 million of 2Q17 reported repurchases settled in 3Q17. 3 Settlement of intercompany balances related to previously disclosed 4Q16 IRS tax settlement

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 21 Non- Life(1) $866 Loss Carryforwards Valuation Allowance Tax Asset Summary ($ millions) Loss Carryforwards Details  Total estimated economic value of NOLs of $410 million @ 10% discount rate  NOLs are expected to offset 100% of the taxable income of our non-life companies and 35% of the taxable income of our life insurance companies through 2023 1 Excludes $12 million related to state operating loss carryforwards. 2 Excludes $10 million related to state operating loss carryforwards. Non-Life(2) $246

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 22 Policies Inforce 2Q16 3Q16 4Q16 1Q17 2Q17 Policies inforce: Bankers Life 1,533,894 1,531,204 1,526,344 1,519,474 1,515,445 Washington National 961,003 959,867 961,689 964,642 964,519 C lonial Penn 851,789 852,305 846,372 853,307 849,353 Long-term care in run-off - 10,480 10,260 10,068 9,769 Total policies inforce 3,346,686 3,353,856 3,344,665 3,347,491 3,339,086 Third party policies inforce sold by Bankers Life agents 148,718 149,255 160,548 154,005 156,308 Total policies inforce and third party policies inforce sold by Bankers Life agents 3,495,404 3,503,111 3,505,213 3,501,496 3,495,394 The following summarizes total policies inforce as of the end of the period indicated.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 23 The table below summarizes the financial impact of significant items on our 2Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 2Q16 Significant Items * A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 93.3 $ (4.5) (1) $ 88.8 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 63.7 $ (2.9) $ 60.8 Net operating income per diluted share* $ 0.35 $ (0.01) $ 0.34 (1) Pre-tax earnings in the Bankers Life segment included the $4.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. 99.4 (4.5) 94.9 35.7 (1.6) (7.0) - (7.0) 34.1 110.8 (4.5) 106.3 (11.4) - (11.4) 3.0 - 3.0 117.8 (4.5) 113.3 21.5 - 21.5 Three months ended June 30, 2016 Actual results Significant items Excluding significant items

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 24 The table below summarizes the financial impact of significant items on our 3Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). 3Q16 Significant Items * A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure. Net Operating Income: Bankers Life $ 88.1 $ (5.2) (1) $ 82.9 Washington National Colonial Penn Adjusted EBIT from business segments Corporate Operations, excluding corporate interest expense Adjusted EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 64.3 $ (3.4) $ 60.9 Net operating income per diluted share* $ 0.37 $ (0.02) $ 0.35 Three months ended September 30, 2016 Actual results Significant items Excluding significant items 109.0 25.2 - 25.2 (5.2) 104.6 (11.5) - (11.5) 0.9 - 0.9 114.2 (5.2) 98.3 (5.2) 93.1 34.0 (1.8) (4.4) - (4.4) 32.2 109.8 (1) Pre-tax earnings in the Bankers Life segment included the $5.2 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

4Q16 Significant Items

The table below summarizes the financial impact of significant items on our 4Q16 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2016		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 138.9	$ (48.2) (1)	$ 90.7
Washington National	29.9	-	29.9
Colonial Penn	4.6	2.5 (2)	7.1
Long-term care in run-off	(3.9)	2.6 (3)	(1.3)
Adjusted EBIT from business segments	169.5	(43.1)	126.4
Corporate Operations, excluding corporate interest expense	(23.0)	5.5 (4)	(17.5)
Adjusted EBIT	146.5	(37.6)	108.9
Corporate interest expense	(11.5)	-	(11.5)
Operating earnings before tax	135.0	(37.6)	97.4
Tax expense on operating income	50.1	(13.5)	36.6
Net operating income *	$ 84.9	$ (24.1)	$ 60.8
Net operating income per diluted share*	$ 0.49	$ (0.14)	$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) $45.8 million of favorable impacts for adjustments arising from our comprehensive annual actuarial review of assumptions, and (ii) the $2.4 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment were reduced $2.5 million related to the impact of loss recognition on a closed block of payout annuities.

(3) Pre-tax earnings in Long-term care in run-off segment were reduced by $2.6 million related to the impact of loss recognition on this closed block of long-term care business.

(4) Pre-tax earnings in the Corporate segment included a $5.5 million increase to legal reserves related to legacy business of our predecessor.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 25

1Q17 Significant Items

The table below summarizes the financial impact of significant items on our 1Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 89.7	$ 1.7 (1)	$ 91.4
Washington National	23.5	1.3 (2)	24.8
Colonial Penn	(0.3)	-	(0.3)
Long-term care in run-off	0.4	-	0.4
Adjusted EBIT from business segments	113.3	3.0	116.3
Corporate Operations, excluding corporate interest expense	(8.9)	-	(8.9)
Adjusted EBIT	104.4	3.0	107.4
Corporate interest expense	(11.5)	-	(11.5)
Operating earnings before tax	92.9	3.0	95.9
Tax expense on operating income	33.1	1.1	34.2
Net operating income *	$ 59.8	$ 1.9	$ 61.7
Net operating income per diluted share*	$ 0.34	$ 0.01	$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) a $3.5 million expense increase for estimated future state guaranty association assessments, net of premium tax offsets, related to the liquidation of Penn Treaty Network America Insurance Company ("Penn Treaty"); partially offset by (ii) the $1.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policy holder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included a $1.3 million expense increase related to the aforementioned estimated future state guaranty association assessments, net of premium tax offsets, related to Penn Treaty.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 26

2Q17 Significant Items

The table below summarizes the financial impact of significant items on our 2Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 112.6	$ (9.4) (1)	$ 103.2
Washington National	23.6		23.6
Colonial Penn	8.0	-	8.0
Long-term care in run-off	1.7	-	1.7
Adjusted EBIT from business segments	145.9	(9.4)	136.5
Corporate Operations, excluding corporate interest expense	(13.2)	-	(13.2)
Adjusted EBIT	132.7	(9.4)	123.3
Corporate interest expense	(11.6)	-	(11.6)
Operating earnings before tax	121.1	(9.4)	111.7
Tax expense on operating income	42.5	(3.3)	39.2
Net operating income *	$ 78.6	$ (6.1)	$ 72.5
Net operating income per diluted share*	$ 0.45	$ 0.03	$ 0.42

(1) Pre-tax earnings in the Bankers Life segment included: (i) favorable persistency (including the results of extensive procedures performed to identify policies that had terminated prior to June 30, 2017 due to death); and (ii) policy holder actions following long-term care rate increases. These items resulted in a release of reserves, primarily related to the long-term care business in the Bankers Life segment, which totaled $9.4 million.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017

27

Quarterly Earnings

($ millions)

	2Q16	3Q16	4Q16	1Q17	2Q17
Bankers Life	$ 93.3	$ 88.1	$ 138.9	$ 89.7	$ 112.6
Washington National	21.5	25.2	29.9	23.5	23.6
Colonial Penn	3.0	0.9	4.6	(0.3)	8.0
Long-term care in run-off	-	-	(3.9)	0.4	1.7
Adjusted EBIT from business segments	117.8	114.2	169.5	113.3	145.9
Corporate operations, excluding interest expense	(7.0)	(4.4)	(23.0)	(8.9)	(13.2)
Adjusted EBIT*	110.8	109.8	146.5	104.4	132.7
Corporate interest expense	(11.4)	(11.5)	(11.5)	(11.5)	(11.6)
Operating earnings before taxes	99.4	98.3	135.0	92.9	121.1
Tax expense on period income	35.7	34.0	50.1	33.1	42.5
Net operating income	63.7	64.3	84.9	59.8	78.6
Net realized investment gains (losses), net of related amortization	12.0	11.4	(14.8)	7.9	14.9
Fair value changes in embedded derivative liabilities, net of related amortization	(16.5)	9.4	46.2	(4.4)	(5.9)
Fair value changes and amendment related to the agent deferred compensation plan	(12.3)	6.3	15.1	-	-
Loss on reinsurance transaction	-	(75.4)	-	-	-
Other	0.1	(0.7)	(0.8)	0.3	(1.6)
Non-operating income (loss) before taxes	(16.7)	(49.0)	45.7	3.8	7.4
Income tax expense (benefit):					
On non-operating income (loss)	(5.9)	(17.1)	16.0	1.3	2.6
Valuation allowance for deferred tax assets and other tax items	(7.0)	13.8	(119.6)	-	-
Net non-operating income (loss)	(3.8)	(45.7)	149.3	2.5	4.8
Net income	$ 59.9	$ 18.6	$ 234.2	$ 62.3	$ 83.4

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes and amendment related to the agent deferred compensation plan; (4) loss on reinsurance transaction; (5) charges in the valuation allowance for deferred tax assets and other tax items; and (6) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 28

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 29 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	2Q16	3Q16	4Q16	1Q17	2Q17
Net income applicable to common stock	$ 59.9	$ 18.6	$ 234.2	$ 62.3	$ 83.4
Non-operating items:					
Net realized investment (gains) losses, net of related amortization	(12.0)	(11.4)	14.8	(7.9)	(14.9)
Fair value changes in embedded derivative liabilities, net of related amortization	16.5	(9.4)	(46.2)	4.4	5.9
Fair value changes and amendment related to the agent deferred compensation plan	12.3	(6.3)	(15.1)	-	-
Loss on reinsurance transaction	-	75.4	-	-	-
Other	(0.1)	0.7	0.8	(0.3)	1.6
Non-operating income (loss) before taxes	16.7	49.0	(45.7)	(3.8)	(7.4)
Income tax (expense) benefit:					
On non-operating (income) loss	5.9	17.1	(16.0)	(1.3)	(2.6)
Valuation allowance for deferred tax assets and other tax items	7.0	(13.8)	119.6	-	-
Net non-operating (income) loss	3.8	45.7	(149.3)	(2.5)	(4.8)
Net operating income (a non-GAAP financial measure)	$ 63.7	$ 64.3	$ 84.9	$ 59.8	$ 78.6
Per diluted share:					
Net income	$ 0.33	$ 0.11	$ 1.34	$ 0.36	$ 0.48
Net realized investment (gains) losses (net of related amortization and taxes)	(0.04)	(0.04)	0.06	(0.03)	(0.06)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.06	(0.04)	(0.17)	0.01	0.02
Fair value changes and amendment related to the agent deferred compensation plan (net of taxes)	0.04	(0.02)	(0.06)	-	-
Valuation allowance for deferred tax assets and other tax items	(0.04)	0.08	(0.68)	-	-
Loss on reinsurance transaction (net of taxes)	-	0.28	-	-	-
Other	-	-	-	-	0.01
Net operating income (a non-GAAP financial measure)	$ 0.35	$ 0.37	$ 0.49	$ 0.34	$ 0.45

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 30

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 31 2Q16 3Q16 4Q16 1Q17 2Q17 Operating income 63.7$ 64.3$ 84.9$ 59.8$ 78.6$ Weighted average shares outstanding for basic earnings per share 178,323 174,247 173,634 173,431 170,556 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,944 1,476 1,539 1,634 1,796 Weighted average shares outstanding for diluted earnings per share 180,267 175,723 175,173 175,065 172,352 Net operating income per diluted share 0.35$ 0.37$ 0.49$ 0.34$ 0.45$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	2Q16	3Q16	4Q16	1Q17	2Q17
Total shareholders' equity	$ 4,456.2	$ 4,493.8	$ 4,486.9	$ 4,606.8	$ 4,779.3
Shares outstanding for the period	176,240,559	173,543,965	173,753,614	172,103,802	169,018,890
Book value per share	$ 25.28	$ 25.89	$ 25.82	$ 26.77	$ 28.28
Total shareholders' equity	$ 4,456.2	$ 4,493.8	$ 4,486.9	$ 4,606.8	$ 4,779.3
Less accumulated other comprehensive income	(777.8)	(855.5)	(622.4)	(729.6)	(894.5)
Adjusted shareholders' equity excluding AOCI	$ 3,678.4	$ 3,638.3	$ 3,864.5	$ 3,877.2	$ 3,884.8
Shares outstanding for the period	176,240,559	173,543,965	173,753,614	172,103,802	169,018,890
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,744,508	1,349,207	1,721,878	1,714,212	1,840,391
Diluted shares outstanding	177,985,067	174,893,172	175,475,492	173,818,014	170,859,281
Book value per diluted share (a non-GAAP financial measure)	$ 20.67	$ 20.80	$ 22.02	$ 22.31	$ 22.74

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 32

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases and other one-time impacts eliminates the release of reserves due to the impact of policyholder actions following rate increases and other one-time impacts.

(Dollars in millions)

	2Q16	3Q16	4Q16	1Q17	2Q17
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 118.3	$ 116.6	$ 117.8	$ 115.6	$ 113.7
Benefit ratio before imputed interest income on reserves	134.7%	137.7%	134.7%	132.6%	126.9%
Interest-adjusted benefit ratio	77.9%	77.7%	76.0%	72.5%	66.2%
Interest-adjusted benefit ratio, excluding the impact of reserve releases due to rate increases and other one-time impacts	82.1%	82.6%	78.4%	74.2%	74.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 26.2	$ 26.0	$ 28.3	$ 31.8	$ 38.4
Adjusted underwriting margin (excluding the impact of reserve releases due to rate increases and other one-time impacts)	21.1	20.3	25.6	29.8	29.0
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 140.9	$ 141.5	$ 144.0	$ 145.6	$ 146.3
Benefit ratio before imputed interest income on reserves	85.7%	84.0%	81.0%	84.6%	84.5%
Interest-adjusted benefit ratio	61.6%	59.8%	57.0%	60.6%	60.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 54.0	$ 56.9	$ 62.0	$ 57.3	$ 57.9

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017

33

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 34 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 35 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 2Q16 3Q16 4Q16 1Q17 2Q17 Operating income 267.1$ 274.6$ 262.5$ 272.7$ 287.6$ Operating income, excluding significant items 243.0$ 239.6$ 229.1$ 244.2$ 255.9$ Net Income 276.5$ 261.3$ 358.2$ 375.0$ 398.5$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,977.9$ 2,991.1$ 3,026.5$ 3,083.9$ 3,148.2$ Average common shareholders' equity 4,236.6$ 4,288.4$ 4,372.3$ 4,463.4$ 4,551.3$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 9.0% 9.2% 8.7% 8.8% 9.1% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.2% 8.0% 7.6% 7.9% 8.1% Return on equity 6.5% 6.1% 8.2% 8.4% 8.8% Trailing Twelve Months Ended (Continued on next page)

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 36 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Net Operating Net Operating income, income, excluding Net excluding significant income - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income four quarters 3Q15 56.8$ 7.5$ 64.3$ 260.7$ 33.8$ 217.3$ 4Q15 97.0 (25.7) 71.3 262.3 137.3 270.7 1Q16 49.6 (3.0) 46.6 248.8 45.5 263.4 2Q16 63.7 (2.9) 60.8 243.0 59.9 276.5 3Q16 64.3 (3.4) 60.9 239.6 18.6 261.3 4Q16 84.9 (24.1) 60.8 229.1 234.2 358.2 1Q17 59.8 1.9 61.7 244.2 62.3 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 (Continued on next page) (a) The significant items have been discussed in prior press releases.

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 37 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 2Q16 3Q16 4Q16 1Q17 2Q17 Pretax operating earnings (a non-GAAP financial measure) 413.0$ 423.5$ 410.3$ 425.6$ 447.3$ Income tax (expense) benefit (145.9) (148.9) (147.8) (152.9) (159.7) Operating return 267.1 274.6 262.5 272.7 287.6 Non-operating items: Net realized investment gains (losses), net of related amortization (23.8) 6.6 7.6 16.5 19.4 Fair value changes in embedded derivative liabilities, net of related amortization (47.1) (22.0) 9.6 34.7 45.3 Fair value changes and amendment related to the agent deferred compensation plan (3.2) 3.1 3.1 9.1 21.4 Loss on reinsurance transaction - (75.4) (75.4) (75.4) (75.4) Other (3.0) (3.0) (2.0) (1.1) (2.8) Non-operating income (loss) before taxes (77.1) (90.7) (57.1) (16.2) 7.9 Income tax expense (benefit): On non-operating income (loss) (27.0) (31.7) (20.0) (5.7) 2.8 Valuation allowance for deferred tax assets and other tax items (59.5) (45.7) (132.8) (112.8) (105.8) Net non-operating income (loss) 9.4 (13.3) 95.7 102.3 110.9 Net income 276.5$ 261.3$ 358.2$ 375.0$ 398.5$ Twelve Months Ended (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	1Q15	2Q15	3Q15	4Q15
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,026.1	$ 2,989.7	$ 2,924.9	$ 3,011.6
Net operating loss carryforwards	793.3	769.5	735.7	724.1
Accumulated other comprehensive income	934.2	605.0	510.4	402.8
Common shareholders' equity	$ 4,753.6	$ 4,364.2	$ 4,171.0	$ 4,138.5

	1Q16	2Q16	3Q16	4Q16
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,975.3	$ 3,010.1	$ 3,010.1	$ 3,209.5
Net operating loss carryforwards	710.8	668.3	628.2	655.0
Accumulated other comprehensive income	540.5	777.8	855.5	622.4
Common shareholders' equity	$ 4,226.6	$ 4,456.2	$ 4,493.8	$ 4,486.9

	1Q17	2Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,236.6	$ 3,263.2
Net operating loss carryforwards	640.6	621.6
Accumulated other comprehensive income	729.6	894.5
Common shareholders' equity	$ 4,606.8	$ 4,779.3

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017

38

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 39 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 2Q16 3Q16 4Q16 1Q17 2Q17 C solidat d capital, excluding accumulated other comprehensive i co (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,977.9$ 2,991.1$ 3,026.5$ 3,083.9$ 3,148.2$ Net operating loss carryforwards 722.4 696.3 674.2 656.8 642.2 Accumulated other comprehensive income 536.3 601.0 671.6 722.7 760.9 Common shareholders' equity 4,236.6$ 4,288.4$ 4,372.3$ 4,463.4$ 4,551.3$ Trailing Four Quarter Average

CNO Financial Group | Second Quarter 2017 Earnings | July 27, 2017 40 Information Related to Certain Non-GAAP Financial Measures 2Q16 3Q16 4Q16 1Q17 2Q17 Corporate notes payable 912.0$ 912.5$ 912.9$ 913.4$ 913.9$ Total shareholders' equity 4,456.2 4,493.8 4,486.9 4,606.8 4,779.3 Total capital 5,368.2$ 5,406.3$ 5,399.8$ 5,520.2$ 5,693.2$ orporat debt to capital 17.0% 16.9% 16.9% 16.5% 16.1% Corporate notes payable 912.0$ 912.5$ 912.9$ 913.4$ 913.9$ Total shareholders' equity 4,456.2 4,493.8 4,486.9 4,606.8 4,779.3 Less accumulated other comprehensive income (777.8) (855.5) (622.4) (729.6) (894.5) Total capital 4,590.4$ 4,550.8$ 4,777.4$ 4,790.6$ 4,798.7$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 19.9% 20.1% 19.1% 19.1% 19.0% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):